Exhibit 10.20

FIRST AMENDMENT TO

GUIDANCE SOFTWARE, INC.

FIRST AMENDED AND RESTATED 2004 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO GUIDANCE SOFTWARE, INC. FIRST AMENDED AND RESTATED 2004 INCENTIVE AWARD PLAN (this “First Amendment”), is made and adopted by Guidance Software, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Guidance Software, Inc. First Amended and Restated 2004 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 17 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, on March 17, 2008, the Board unanimously approved an amendment to the Plan with respect to annual awards to be granted to Independent Directors.

NOW, THEREFORE, effective as of March 17, 2008, the Plan is hereby amended as follows to reflect such Board approval:

1.	Section 11 of the Plan is hereby deleted in its entirety and replaced with the following:

“11. [Reserved]”

2.	The following new Section 14(e) is hereby added to the Plan:

“(e) Award of Restricted Stock to Independent Directors.

(i) 2008 Restricted Stock Award. Each individual who is an Independent Director immediately prior to the Company’s 2008 annual meeting of stockholders (the “2008 Meeting”) and who continues to serve as an Independent Director following the 2008 Meeting shall automatically be awarded 7,500 Shares of Restricted Stock effective as of the date of the 2008 Meeting (the “2008 Restricted Stock”). For the avoidance of doubt, an Independent Director elected for the first time to the Board at the 2008 Meeting shall not be entitled to receive an award of 2008 Restricted Stock on the date of such annual meeting. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company prior to the 2008 Meeting and remain on the Board will receive an award of 2008 Restricted Stock on the date of the 2008 Meeting.

(ii) Annual Restricted Stock Award. Commencing with the Company’s first annual meeting of stockholders following the 2008 Meeting, each individual who is an Independent Director immediately prior to each annual meeting of stockholders of the Company and who continues to serve as an Independent Director following such annual meeting shall automatically be awarded on the date of such annual meeting a number of Shares of Restricted Stock equal to the quotient obtained by dividing (x) $75,000 by (y) the Fair Market Value of a Share on the date of such annual meeting (the “Annual Restricted Stock”). For the avoidance of doubt, an Independent Director elected for the first time to the Board at an annual meeting of stockholders shall not be entitled to receive an award of Annual Restricted Stock on the date of the annual meeting at which he or she is initially elected. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Restricted Stock award.

(iii) Vesting of Restricted Stock Award. Each award of 2008 Restricted Stock and each Annual Restricted Stock award shall vest with respect to 25% of the Shares subject thereto on each of the first four anniversaries of the first day of the calendar quarter in which the date of grant occurs, subject to the Independent Director’s continued status as a Service Provider through each such anniversary.”

3.	This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.	All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Guidance Software, Inc. as of March 17, 2008.

Executed on this     24        day of        July            , 2009.

/s/ Mark Harrington
Secretary

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